UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004

Caterpillar Financial Services Corporation
(Exact name of Registrant as specified in its charter)

0-13295
(Commission File Number)

Delaware	37-1105865
(State of incorporation)	(IRS Employer Identification Number)

2120 West End Avenue
Nashville, Tennessee 37203-0001
(Address of principal executive offices, with zip code)

(615) 341-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.425)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

James S. Beard, currently President, Director, and Chief Executive Officer for Caterpillar Financial Services Corporation (CFSC), will retire March 1, 2005. Replacing Mr. Beard as President, Director, and CEO will be Kent M. Adams, currently the Executive Vice President for CFSC with responsibility for North America operations. Since joining Caterpillar in 1979, Mr. Adams has held various previous positions including Assistant Treasurer for Caterpillar Americas Co., Region Finance Manager for North American Commercial Division, Treasurer for Caterpillar Asia Pte. Ltd. and Treasurer-Controller for Caterpillar Brasil Ltda. In 1998, he was appointed Vice President at CFSC with responsibilities for operations in Europe and Marine divisions, and later Corporate Support Services.

Replacing Mr. Adams as Executive Vice President of CFSC will be Ed Foley, currently the North America Commercial Division (NACD) Region Manager for Canada and the Eastern United States. Mr. Foley has had previous experience with CFSC and Caterpillar marketing divisions in addition to his current assignment.

R. Clay Thompson, currently General Counsel and Secretary for Caterpillar Financial Services Corporation (CFSC), has been appointed to a new position of Director, Emerging Markets Strategy Integration at Caterpillar Inc. effective January 3, 2005. Replacing Mr. Thompson as General Counsel and Secretary will be Michael Sposato, currently the Associate General Counsel for Caterpillar Inc. with responsibility for U.K. legal services. Mr. Sposato has had previous legal assignments within Caterpillar since 1994.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Caterpillar Financial Services Corporation

Date: December 15, 2004	By:/s/ R. Clay Thompson
R. Clay Thompson
Secretary